PARKS! AMERICA, INC.

EMPLOYMENT AGREEMENT

This employment Agreement (this “Agreement”) is hereby entered into and made effective this first day of April, 2017, by and between Parks! America, Inc. (the “Company”) and Jim Meikle of Port Clinton, Ohio (“Meikle”).

RECITALS

1.

The Company owns two subsidiary companies Wild Animal Safari, Inc., a Georgia corporation and Wild Animal Inc., a Missouri Corporation, (the “Subsidiaries”) and is engaged in the business of owning, managing, and operating the wild animal themed parks and related attractions on its properties at Pine Mountain, Georgia and in Strafford, Missouri through its Subsidiaries.

2.

The Company desires to continue the employment of Meikle as an employee of the Company having the title of President and Chief Executive Officer of each of the Subsidiaries and Chief Operating Officer of Parks! America.

3.

Meikle has been employed by the Company since June of 2005, most recently pursuant to an Employment Agreement dated April 1, 2015 (the “Prior Employment Agreement”).

4.

In consideration for the terms of this Agreement, Meikle desires to continue his employment with the Company as the President and Chief Executive Officer or each of the Subsidiaries and Chief Operating Officer of Parks! America.

5.

The parties agree that this Agreement shall replace the Prior Employment Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, promises, terms and conditions hereinafter set forth, the parties agree as follows:

I.

EMPLOYMENT

On behalf of the Subsidiaries, the Company hereby employs, engages and hires Meikle as the President and Chief Executive Officer of each of the Subsidiaries on the terms and conditions hereinafter set forth, and Meikle hereby accepts such employment and agrees to perform such services and duties and to carry out such responsibilities as hereinafter set forth. For clarity, the Company is Meikles employer, although Meikle’s job title is that of President and Chief Executive Officer of the Subsidiaries and Chief Operating Officer of Parks! America.

II.

TERMS OF EMPLOYMENT

The term of employment under this Agreement shall be for a period of two (2) years commencing as of April 1, 2017, and terminating on March 31, 2019 subject however, to prior termination as hereinafter provided. Unless otherwise agreed in writing, subject to mutual agreement of the parties, continued employment of Meikle by the Company after March 31, 2019, shall be on a month to month basis.

III.

SERVICES, DUTIES AND RESPONSIBILITIES

1.

Meikle will faithfully and to the best of his ability serve the Company by devoting his full-time employment to the Company and its Subsidiaries in his capacity as Chief Operating Officer of the Company, and President and Chief Executive Officer of each of the Subsidiaries, subject to the policy direction of the President of the Company. Meikle shall perform such services and duties as are customarily performed by one holding the position of President and Chief Executive Officer of an operating corporation.

2.

As President and Chief Executive Officer of the Subsidiaries, Meikle shall be responsible for the overall management of each of the Subsidiary’s businesses. Such duties shall be rendered at Pine Mountain, Georgia, Strafford, Missouri and at such other place or places as Meikle and/or the Company shall in good faith determine as interests, needs, business or opportunity of the Company shall require. While occupying the office of President and Chief Executive Officer of the Subsidiaries, Meikle shall be willing to become a member of the Board of Directors of each of the Subsidiaries and serve as Chairman of the Board of Directors of each of the Subsidiaries and shall be willing to serve as Chairman of the Executive Committee of said respective Boards of Directors. Meikle shall be responsible on a continuing basis for the development, implementation and maintenance of a business plan for the Subsidiaries and all activities defined therein. He shall be responsible for coordination and cooperation with the Company, and with the inter-corporate management teams and their respective staffs and for the maximization of consolidated corporate performance and profitability of the Subsidiaries.

3.

Meikle shall be responsible for reporting to the President of the Company on a regular basis and to the Company’s Board of Directors when so directed by the President and Chairman of the Company’s Board.

4.

Subject to the Company’s continuing ability to pay Meikle’s salary on a regular basis as hereinafter provided, Meikle will devote his time, energy and skill on a full-time basis, providing the services and carrying out the duties and responsibilities of his employment with the Company.

5.

Meikle shall not directly or indirectly represent or be engaged by an employee of any other person, firm or corporation or be engaged for his services as an officer, general manager or consultant in any other business or enterprise in competition with the Company and its Subsidiaries, unless specifically authorized to do so. It is understood, however, that the foregoing in no way prevents Meikle from owning stock or having an economic interest in other businesses or enterprises. Furthermore, Meikle may serve on the board of directors of other companies so long as such service does not conflict with his interest in and duties to the Company and he may be an officer, director, and/or shareholder in any family or personal investment business so long as it does not conflict with his interest and duties to the Company.

IV.

COMPENSATION

Base Salary. Commencing April 1, 2017, the Company shall pay Meikle a base salary at the rate of $135,000.00 (One hundred thirty-five thousand dollars) per year, payable once a month on the first of each month while this Agreement shall be in force. Said salary payments will be subject to withholding taxes e.g. Federal Income Tax, FICA, and State and/or local Withholding Taxes. Whereas such salary shall not be decreased during the term of this Agreement without the consent of Meikle, it shall be subject to increase by the Company’s Board of Directors, which shall review the salary periodically, and at least annually.

2.

Benefits. As soon as it is finally able to determine by the Board of Directors, the Company shall provide the following benefits to Meikle, provided that he is at that time employed by the Company:

a.

Participation in a group medical plan;

b.

Comprehensive dental care plan;

c.

Life insurance at the rate of at least four (4) times Meikle’s annual salary, with the beneficiary of said insurance to be named by Meikle;

d.

Disability insurance.

V.

BUSINESS FACILITIES AND EQUIPMENT

The Company shall provide Meikle, or shall pay for, suitable work facilities and adequate business accommodations, office equipment and devices as may be reasonably necessary for Meikle to perform his services and carry out his responsibilities and duties to the Company.

VI.

DIRECTORS AND OFFICERS INSURANCE

The Company shall purchase and maintain Directors’ and Officers’ liability insurance including coverage for Meikle, in an amount of not less than $3,000,000.00 (three million dollars).

VII.

INDEMNIFICATION

The Company shall indemnify Meikle, his heirs, executors, administrators and assigns, against, and he shall be entitled without further act on his part, to be indemnified by the Company for, all expenses, including but not limited to, amounts of judgements, reasonable settlement of suits, attorney fees and related costs of litigation, reasonably incurred by him in connection with or arising out of any action, suit or cause of action against the Company and/or against Meikle as a result of his having been, an officer and/or director of the Company, or, at its request, of any other corporation which the Company owns or of which the Company is a stockholder or creditor, whether or not he continues to be such officer or director at the time of incurring said expenses.

VIII.

BUSINESS EXPENSE REIMBURSEMENT

The Company shall reimburse Meikle for all reasonable business expenses incurred by him in the performance of his services, duties and responsibilities, including but not limited to, transportation, travel expenses, board and room, entertainment, and other business expenses incurred within the scope of presentation to the Company by Meikle of an itemized accounting of said expenses substantiated by account books, receipts, bills and other documentation where applicable. If reimbursement, advances or allowances are based on permitted mileage or der diem rates, then Meikle shall submit specification of relevant mileage, destination, dates and other supporting information required for tax purposes.

IX.

VACATION

During the term of this Agreement, Meikle shall have the right to six (6) weeks of paid vacation during each year. Vacation time may be taken all at once or in segments as desired by Meikle, subject to reasonable notice to the Company for the purpose of coordinating work schedules. Such vacation is not cumulative from year to year.

X.

TERMINATION OF EMPLOYMENT

1.

Sale/Take-Over Termination Bonus (Change-In-Control). In the event the employment of Meikle is terminated following the sale of the business, including any sale of the Company, (either asset or stock sale), merger, consolidation, or by “takeover” by an outside entity or group, then Meikle shall be entitled to a termination bonus equal to $180,000.00 (One hundred eighty thousand dollars).

2.

Death or Disability. In the event Meikle’s employment is terminated by death or upon medical certification of total disability (“disability”), then the following will apply in that respective event:

a.

In the event of Meikle’s death, the Company shall:

-

Pay to Meikle’s estate an amount equal to Meikle’s base salary for a six (6) month period next following his death;

-

The Company shall continue providing the medical and dental benefits set forth in Section IV-2 to Meikles survivors (to the extent applicable) for a period of one year.

b.

In the event of Meikle’s disability, the Company shall:

-

Pay to Meikle an amount equal to Meikle’s base salary for a six (6) month period next following disability;

-

The Company shall pay to Meikle an amount equal to the bonus Meikle would have received for the next two quarters following disability;

-

The Company shall continue providing the medical and dental benefits set forth in Section IV-2 to Meikle for a period of two years following disability.

XI.

RESTRICTIVE COVENANTS

1.

Confidential Information. Meikle covenants not to disclose the following specified confidential information to competitors or to others outside of the scope of reasonably prudent business disclosure, at any time during or after the termination of his employment by the Company.

a.

Customer lists, contracts, and other sales and marketing information;

b.

Financial information, cost data;

c.

Formulas, trade secrets, processes and devices related to the operation of the theme parks;

d.

Supply sources, contracts;

e.

Business opportunities relating to developing new business for the Company;

f.

Proprietary plans, procedures, models and other proprietary information of the Company.

2.

Affirmative Duty to Disclose. Meikle shall promptly communicate and disclose to the Company all observations made, information received, and data maintained relating to the business of the Company obtained by him as a consequence of his employment by the Company. All written material, possessed during his employment with the Company concerning business affairs of the Company or any of its affiliates, are the sole property of the Company and its affiliates, and Meikle is obligated to make reasonably prompt disclosures of such information and documents to the Company, and, further, upon termination of this Agreement, or upon request of the Company, Meikle shall promptly deliver the same to the Company or its affiliates, and shall not retain any copies of same.

3.

Covenant Not to Compete. For a period of three (3) years following the termination of his employment with the Company, Meikle shall not work directly or indirectly, for a competitor of the Company, nor shall he himself establish a competitive business. This restrictive covenant shall be limited to businesses that compete in the theme park business in market areas within 150 miles of Company parks or in parks, which Company has, prior to Meikle’s termination, designated by resolution for acquisition within three (3) years.

4.

Material Harm Upon Breach. The parties acknowledge the unique and secret nature of the Company’s procedures for acquisition of theme parks and related businesses and of related proprietary information, and that material irreparable harm occurs to the Company if these restrictive covenants are breached. Further, the parties hereto acknowledge and agree that injunctive relief is not an exclusive remedy and that an election on the part of the Company to obtain an injunction does not preclude other remedies available to the Company.

5.

Arbitration. Any controversy, claims, or matter in dispute occurring among the parties and arising out of or relating to this Agreement shall be submitted by either or both of the parties to arbitration administered by the American Arbitration Association or its successor and said arbitration shall be final, absolute and non-appealable. The Commercial Arbitration Rules of the American Arbitration Association shall apply subject to the following modifications:

a.

The venue for said arbitration shall be LaGrange, Georgia, and the laws of the State of Georgia relating to arbitration shall apply to said arbitration.

b.

The decision of the arbitration panel may be entered as a judgement in any court of general jurisdiction in any state of the United States or elsewhere.

XII.

OTHER AGREEMENTS

1.

In the event that the Company acquires a third park and desires that Meikle manage such park, the parties agree that they will negotiate in good faith an amendment to the Agreement to cover any added responsibilities and appropriate compensation for Meikle’s assuming such responsibilities.

2.

Within six (6) months of the date hereof, the Company’s Board shall develop and adopt a bonus plan that shall include performance benchmarks based upon the earning of the Company (EBITDA) with the objective of enabling Meikle to be paid a cash bonus of at least $15,000.00 per year if specified earnings goals are reached.

XIII.

NOTICE

Except as otherwise provided herein, all notices required by this Agreement as well as any other notice to any party hereto shall be given by certified mail (or equivalent), to the respective parties as required under this Agreement or otherwise, to the following addresses indicated below or to any change of address given by a party to the others pursuant to the written notice.

COMPANY:

Parks America

1300 Oak Grove Rd.

Pine Mountain, GA 31822

MEIKLE:

Jim Meikle

PO Box 369

961 Lost Lake Rd.

Port Clinton, OH 43452

XIV.

GENERAL PROVISIONS

1.

Entire Agreement. This Agreement constitutes and is the entire Agreement of the parties and supersedes all other prior understandings and/or Agreements between the parties regarding the matters herein contained, whether verbal or written.

2.

Amendments. This Agreement may be amended only in writing signed by both parties.

3.

Assignment. No party of this agreement shall be entitled to assign his or its interest herein without the prior written approval of the other party.

4.

Execution of Other Documents. Each of the parties agrees to execute any other documents reasonably required to fully perform the intentions of this Agreement.

5.

Binding Effect. This Agreement shall inure to and be binding upon the parties hereto, their agents, employees, heirs, personal representatives, successors and assigns.

6.

No waiver of Future Breach. The failure of one party to insist upon strict performance or observation of the Agreement shall not be a waiver of any future breach or of any terms or conditions of this Agreement.

7.

Execution of Multiple Originals. Two (2) original counterparts of this Agreement shall be executed by these parties.

8.

Governing Law. This Agreement shall be governed and interpreted by the laws of the State of Georgia.

9.

Severability. In the event any provision or section of the Agreement conflicts with the applicable law, such conflict shall not affect the provisions of the Agreement, which can be given effect without the conflicting provisions.

WHEREFORE, this Agreement is hereby executed and made effective the day and year first above written.

COMPANY:

PARKS! AMERICA, INC.

BY: /s/ Dale Van Voorhis

Dale Van Voorhis, Its Chairman and CEO

EMPLOYEE:

/s/ James Meikle

James Meikle, COO